Exhibit 21.1

Schedule of Subsidiaries

Name	Jurisdiction of Incorporation
Competition Policy Associates, Inc.	District of Columbia

FTI BKS Acquisition LLC	Maryland

FTI Cambio LLC	Maryland

FTI Compass, LLC	Maryland

FTI Consulting Foundation Inc.	Maryland

FTI Consulting Limited	England and Wales

FTI Financial Services Limited	England and Wales

FTI Holder LLC	Maryland

FTI International Risk, LLC	Maryland

FTI Investigations, LLC	Maryland

FTI, LLC	Maryland

FTI IP, LLC	Maryland

FTI Capital Advisors, LLC FTI Merger & Acquisition Advisors, LLC	Maryland

FTI Repository Services, LLC	Maryland

FTI Ringtail (AUST) PTY LTD	Australia

G3 Consulting Limited	England and Wales

International Risk Limited	Hong Kong

International Risk Limited	Delaware

International Risk (Singapore) Pte Ltd.	Singapore

IRL (Holdings) Limited	British Virgin Is.

Lexecon, LLC	Maryland

FTI FD LLC	Maryland

FD MWA Holdings Inc.	Delaware

FD U.S. Communications, Inc.	New York

Dittus Communications, Inc.	District of Columbia

FD International (Holdings) Limited	England and Wales

FD International 2 Limited	England and Wales

FD International 3 Limited	England and Wales

FD International 4 Limited	England and Wales

Financial Dynamics Holding Ltd.	England and Wales

Financial Dynamics Russia Ltd.	England and Wales

Financial Dynamics Ireland Ltd.	Republic of Ireland

Financial Dynamics Ltd.	England and Wales

FD International Ltd.	United Kingdom

Financial Dynamics Asia Ltd.	Hong Kong

85Four (Holdings) Ltd.	England and Wales

85Four Ltd.	England and Wales

LLM Holdings Limited	England and Wales

LLM Communications Limited	England and Wales

Financial Dynamics S.A.	France

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